Exhibit 32(b)
ENERGY FUTURE HOLDINGS CORP.
Certificate Pursuant to Section 906
of Sarbanes - Oxley Act of 2002
CERTIFICATION OF CFO

The undersigned, Paul M. Keglevic, Executive Vice President, Chief Financial Officer and Co-Chief Restructuring Officer of Energy Future Holdings Corp. (the "Company"), DOES HEREBY CERTIFY that, to his knowledge:

1.
The Company's Annual Report on Form 10-K for the period ended December 31, 2015 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 29th day of February 2016.

/s/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President, Chief Financial Officer and Co-Chief Restructuring Officer

A signed original of this written statement required by Section 906 has been provided to Energy Future Holdings Corp. and will be retained by Energy Future Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.